EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 I Dr. Dennis D. Keiser, Chief Executive Officer of Intrepid Technology & Resources, Inc., (the "Company") , do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

•
the Quarterly Report on Form 10-QSB/A, of the Company for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 5, 2006

/s/ Dr. Dennis D. Keiser

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Dennis D. Keiser
Chief Executive Officer, Acting Chief Financial Officer

and,

 I Bradley J. Frazee, Vice President, Secretary and Treasurer of Intrepid Technology & Resources, Inc., (the "Company") , do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

•
the Quarterly Report on Form 10-QSB/A, of the Company for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 5, 2006

/s/ Bradley J. Frazee

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Bradley J. Frazee
Vice President, Secretary and Treasurer